UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant  ☑
Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under to § 240.14a-12

Yuma Energy, Inc.
(Name of Registrant as Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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1177 West Loop South, Suite 1825
Houston, Texas 77027
(713) 968-7068

IMMEDIATE RESPONSE REQUESTED

October 11, 2016

Dear Shareholder,

You recently received proxy materials in connection with proposals for the special meeting of shareholders of Yuma Energy, Inc. (“Yuma”) to be held on October 26, 2016.

It appears we have not yet received your proxy vote. It is very important that you vote your shares, regardless of the number of shares you own.

Please take a moment to VOTE your shares by telephone or the Internet by following the instructions below. Voting by telephone or the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. Because the proposals at the special meeting must be approved by the affirmative vote of two-thirds of our issued and outstanding shares of Series A Preferred Stock, your vote is critically important.

PLEASE REMEMBER THAT NOT VOTING YOUR SHARES IS THE SAME AS A VOTE “AGAINST” THE PROPOSALS, INCLUDING YUMA’S MERGER WITH DAVIS PETROLEUM ACQUISITION CORP., WHICH COULD PREVENT THE MERGER.

You can cast your vote by internet or telephone. Please have your Voting Instruction Form with control number with you and go to one of the following:

Vote by Internet: www.proxyvote.com
Vote by Phone: 1-800-454-8683

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT IN NOBO FORM YOU CAN CALL OUR PROXY SOLICITATION ADVISOR, ADVANTAGE PROXY, TOLL-FREE AT 1-877-870-8565 BETWEEN THE HOURS OF 9:00 A.M. AND 9:00 P.M. EASTERN TIME, MONDAY THROUGH FRIDAY TO GIVE YOUR VERBAL VOTING INSTRUCTIONS.

Our board of directors strongly believes that the merger with Davis is the best alternative for our shareholders, and our board has unanimously recommended that you vote FOR all of the proposals.

In addition, if the merger is not completed, Yuma will require additional funds on or before November 2, 2016, to repay $9.8 million under its credit agreement when its borrowing base is reduced to $20.0 million. If Yuma cannot complete the merger, Yuma may be required to significantly alter its business plan, reduce its activities, sell assets, or Yuma could be forced into bankruptcy or liquidation. See below for certain reasons to vote for the proposals.

As set forth in greater detail elsewhere in the proxy statement/prospectus dated September 22, 2016, our board of directors considered many factors in making its recommendations to our shareholders. Among the factors considered by our board of directors were:

● the combination will more than double our existing production, greatly improve cash flows, and significantly reduce general and administrative expenses on a per barrel basis;

● the combination will diversify and increase estimated proved reserves;

● the combination will significantly improve Yuma’s liquidity and financial strength and is anticipated to put Yuma in compliance with the covenants under its credit facility;

● the combined entity will have an increased market capitalization, which our management and board of directors believe will enhance our ability to access debt and equity capital markets, as well as our ability to finance development and production projects due to the combined entity’s increased scale of operations;

● the combination will provide Yuma with a larger portfolio of exploitation and exploration opportunities in resource plays within areas already targeted by Yuma; and

● the presentation and opinion of ROTH Capital Partners, LLC, Yuma’s financial advisor, to the effect that, as of the date of the opinion and based upon the assumptions, stated in the opinion letter, the exchange ratio of the merger as between Yuma and Davis stockholders is fair to Yuma and its shareholders, from a financial point of view, as more fully described in the proxy statement/prospectus.

Please vote FOR the proposals as soon as possible. If you have already voted in favor of the proposals, there is nothing more you need to do and we thank you for your support.

If you have any questions concerning the merger, the proposals or the proxy statement/prospectus, please contact me personally at (713) 968-7068.

Sincerely,
Sam L. Banks
President and Chief Executive Officer

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes, and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Yuma and Davis in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to:  the possibility that the companies may be unable to obtain stockholder approval or satisfy the other conditions to closing; the possibility that the combined company may be unable to obtain an acceptable reserve-based credit facility; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change.  Yuma’s annual report on Form 10-K/A for the year ended December 31, 2015, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Yuma and Davis undertake no obligation to revise or update publicly any forward-looking statements, except as required by law.

Additional Information and Where to Find It

In connection with the proposed reincorporation and merger, Yuma Delaware filed with the SEC, and the SEC declared effective on September 22, 2016, a registration statement on Form S-4, that includes a joint proxy statement/prospectus which provides details of the proposed reincorporation and merger, and the attendant benefits and risks. On September 23, 2016, Yuma filed a definitive proxy statement with the SEC, which was first mailed to shareholders on or about September 23, 2016.

This communication is not a substitute for the joint proxy statement/prospectus or any other document that Yuma or Yuma Delaware may file with the SEC or send to their shareholders in connection with the proposed reincorporation and merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS LATER FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Yuma and Yuma Delaware with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Yuma at Yuma Energy, Inc., Attention: Investor Relations, 1177 West Loop South, Suite 1825, Houston, Texas 77027, (713) 968-7000.

Participants in Solicitation

Yuma and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Yuma in respect of the proposed transaction.  Information regarding Yuma’s directors and executive officers is available in the joint proxy statement/prospectus and other relevant materials that may be later filed with the SEC if and when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Yuma using the sources indicated above.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

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